Exhibit 99.2

Kelly









Q3 2024

November 7, 2024







Presentation Disclosures

Non-GAAP Measures

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 loss on sale of assets, the 2024 restructuring charges, the 2024 transaction costs, the 2024 integration costs and the 2023 restructuring charges are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor Statement

This presentation contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly's financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers' compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business's anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company's filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. All information provided in this presentation is as of the date of this presentation and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Kelly


9.174

Financials

Third-Quarter 2024 Takeaways



Staffing demand continued to be impacted by uncertain market and labor trends, consistent with prior quarter

- Q3 revenue down 7.1% on a reported basis due primarily to the sale of European staffing operations, down 0.2%[(1)] on an organic basis

Driving strategic progress on our specialty growth journey and delivering near-term results

- Organic and inorganic growth initiatives contributing to market share gains
- Sustained efficiency from structural changes reflected in our operating results
- Motion Recruitment Partners, LLC ("MRP"), acquired on May 31, 2024, is reflected in our results for a full quarter in Q3 2024 and the positive impact of MRP's higher gross and net margin continues

Executing on our strategy to accelerate focus on North American specialty staffing and global RPO and MSP businesses

- Integration efforts related to the acquisition of MRP as well as to further align processes and technology across the Company are in progress
- Continuing to proactively develop a pipeline of high-quality acquisition targets in SET, Education, and more opportunistically, OCG

Refer to the last slide for footnotes.

Third-Quarter 2024 Financial Summary

		Change Increase/(Decrease)	
	Actual Results	As Reported	As Adjusted[2]
Revenue	$1.0B	(7.1%)	(7.1%)
Gross Profit Rate	21.4%	100 bps	100 bps
Earnings from Operations	$2.6M	NM	(24.5%)
Diluted Earnings per Share	$0.02	($0.16)	($0.29)
Adjusted EBITDA	$26.2M		2.7%
Adjusted EBITDA Margin	2.5%		20 bps

Refer to the last slide for footnotes.

Third-Quarter 2024 Revenue Trends

	Reported[3]	Organic[1]
Total	(7.1%)	(0.2%)
Professional & Industrial	(2.0%)	n/a
Science, Engineering & Technology	37.1%	(5.1%)
Education	10.9%	n/a
Outsourcing & Consulting	6.0%	n/a

Refer to the last slide for footnotes.

Third-Quarter 2024 Gross Profit Rate



Organic GP (140) bps
23.0%
22.5%
22.0%
21.5%
21.0%
20.5%
20.0%
19.5%
19.0%
18.5%
18.0%
20.4%
130 bps
110 bps
(120) bps
(30) bps
10 bps
21.4%
Q3 2023 GP Rate
Sale of EMEA staffing operations
MRP
Business Mix
Perm Fees
Employee-related Costs
Q3 2024 GP Rate

- GP rate favorably impacted by the sale of our EMEA staffing operations, which had lower margins, and was completed on January 2, 2024, and the acquisition of MRP completed on May 31, 2024
- Organic GP rate decreased due to business mix, as growth in Education and PPO, which generate lower gross margins, outpaced growth in our higher margin outcome-based and staffing business, and lower permanent placement fees due to customer demand, partially offset by lower employee-related costs

Third-Quarter 2024 SG&A



$ in millions
$250
$240
$230
$220
$210
$200
$190
$180
$170
$160
$150
$228
($29)
($16)
($7)
$3
$6
$34
$219
Q3 2023 SG&A
Sale of EMEA staffing operations
Prior Year Transformation costs
Operations
Transaction costs
Integration costs
MRP
Q3 2024 SG&A

- SG&A expenses decreased following the sale of our EMEA staffing operations on January 2, 2024, as well as non-recurring prior year transformation costs related to severance and third-party consultant fees for assistance with the execution of the transformation-related activities in Q3 2023
- Expenses in Operations decreased as a result of management's efforts to align resource levels with volume as well as lower variable performance-based incentive compensation in response to lower revenue volume
- SG&A expenses increased due to transaction-related costs arising from the sale of our EMEA staffing operations on January 2, 2024 and the acquisition of MRP; integration costs related to initiatives to integrate MRP and aligning processes and technology across the Company; and also reflect the 2024 results of MRP, which was acquired as of May 31, 2024

Third-Quarter 2024 Revenue and Gross Profit Mix

- Kelly Professional & Industrial
- Kelly Science, Engineering, Technology & Telecom
- Kelly Education
- Kelly OCG

Revenue mix by segment



11%
14%
36%
39%

Gross Profit mix by segment



16%
30%
9%
45%

Third-Quarter 2024 EPS Summary

$ in millions except per share data

	2024		2023	
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	$0.8	$0.02	$6.6	$0.18
Loss on sale of assets, net of taxes(4)	0.1	–	–	–
Transaction costs, net of taxes(5)	2.4	0.06	–	–
Restructuring charges, net of taxes(6)	(0.1)	–	11.5	0.32
Integration costs, net of taxes(7)	4.5	0.12	–	–
Adjusted net earnings	$7.7	$0.21	$18.1	$0.50

Refer to the last slide for footnotes.

Third-Quarter 2024 Liquidity

$ in millions


$500
$400
$300
$200
$100
$0
-$100
-$200
-$300
-$400
$418
$117
$301
$49
$427
$126
$301
$49
$159
$33
126
$228
$46
Q3 2023
Q4 2023
Q3 2024
Cash
Unused Borrowing Capacity
SBLC
Borrowings

- As of the end of Q3 2024, we have more than $150 million of available liquidity, including $33 million of cash on hand
- Our amended credit facilities include $400 million of combined borrowing capacity on our U.S. revolving credit and securitization facilities
- Borrowings in Q3 2024 represents amounts outstanding on our U.S. credit facilities related to our acquisition of MRP
- Standby letters of credit ("SBLC") represents amounts outstanding related to workers' compensation

Sale of European Staffing Operations

With the closing of the European staffing transaction in January 2024, we have **unlocked more than $100 million of capital** to reinvest in organic and inorganic growth in our North American staffing and global MSP and RPO businesses.



European staffing operations 2023 reported results:

- Revenue of $810 million
- GP of $120 million
- Expenses of $119 million

Baseline expectation impact from the sale of our European staffing operations on 2024:

- Reported revenue down 17%
- GP rate improvement of 100 bps
- EBITDA margin improvement of 40 bps

MRP will propel Kelly into a new era of growth.

This acquisition is a transformational step forward on Kelly's journey.

- MRP is a leading specialty talent solutions provider, which has strengthened both the scale and capabilities of Kelly's staffing, consulting and RPO solutions in attractive customer end markets – including technology, financial services and healthcare
- MRP will continue to deliver services through its existing companies and brands, including Motion Recruitment, Sevenstep®, Motion Telco and TG Federal

MRP brings an attractive financial profile.

Revenue	GP Rate	Adj. EBITDA	Adj. EBITDA Margin
2023	2023	2023	2023
$554 million	30%	$37 million	7%

Q4 2024 Outlook

Our Q4 Outlook assumes a continuation of current staffing market conditions, including continued sequential stabilization in revenue.

The results of the European staffing operations have been excluded from the 2023 base.

- ***Revenue*** – up organically 1.5% to 2.5%, with no significant FX impact; mid-point organic expectation of $1.045 billion for Q4 2024
    - Reflects continuation of Education double-digit growth and P&I, SET and OCG sequential stabilization quarter-over-quarter in Q4
    - MRP will add an additional $120 million of revenue
- ***GP rate*** – organic at 19.3%
    - Organic rate impacted by unfavorable business mix
    - MRP will add 110 bps to total company rate due to higher-margin specialty profile resulting in an all-in GP rate of 20.4%
- ***Adjusted SG&A*** – organically YOY down 4.5% to 5.5%, excluding D&A
    - MRP will add approximately $30 million of expense, excluding D&A
    - Total D&A of approximately $14 million expected
- ***Adjusted EBITDA margin*** – 3.4% to 3.5%, up about 90 bps YOY reflecting the structural impact of transformation actions and including 30 bps from the acquisition of MRP
- ***Tax rate*** – effective rate in the low teens

We have redesigned our operating model to drive profitable growth.

Our priorities for each segment are clear. Together, they contribute to a strong, balanced portfolio.

Optimize Operations and Drive Efficiencies → Accelerate Organic and Inorganic Growth

	Kelly Professional & Industrial	Kelly Science, Engineering & Technology	Kelly Education	Kelly OCG	Kelly International[12]
Revenue[8]	$1.5B[9]	$1.2B[10]	$0.8B	$0.5B	$0.8B
GP Rate[8]	18.0%[9]	22.8%[10]	15.3%	36.0%	14.8%
Adjusted EBITDA Margin[8]	1.5%[9]	6.4%[10]	4.4%	1.6%	0.2%
Geography	North America	North America	U.S.	Global	EMEA
Specialties	• Industrial • Contact Center • Office Clerical	• Engineering • Science & Clinical • Technology • Telecom • MRP	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search	• MSP[11] • RPO[11] • PPO[11]	• Life Sciences • IT • Finance • Other Local Professional Niches

Refer to the last slide for footnotes.


▼9.174

Appendix

MRP Net Earnings to Adjusted EBITDA Non-GAAP Reconciliation

$ in millions

	2023
Net earnings (loss)	($6.6)
Other (income) expense, net	28.6
Income tax expense (benefit)	9.0
Depreciation & amortization	4.0
EBITDA	$35.0
Non-recurring costs	1.6
Adjusted EBITDA	**$36.6**
Adjusted EBITDA Margin	**6.6%**

Third-Quarter 2024 Footnotes

(1) Organic excludes the impact of the sale of our EMEA staffing operations in January 2024 and the 2024 results of Motion Recruitment Partners ("MRP"), which was acquired as of May 31, 2024;
(2) See reconciliation of Non-GAAP Measures included in Form 8-K dated November 7, 2024;
(3) Reported includes the impact of the sale of our EMEA staffing operations in January 2024 and the 2024 results of MRP, which was acquired as of May 31, 2024, and included in the reported results of operations in SET, from the date of acquisition;
(4) Loss on sale of assets of $0.1 million, $0.1 million net of tax or $0.00 per share in Q3 2024 represents a working capital adjustment related to our sale of Ayers Group, which was completed in Q2 2024;
(5) Transaction costs of $3.1 million, $2.4 million net of tax or $0.06 per share related to employee termination costs and transition costs directly related to the sale of the EMEA staffing operations of $1.8 million and transaction costs related to the acquisition of MRP of $1.3 million in Q3 2024;
(6) Restructuring adjustment of $0.2 million, $0.1 million net of tax or $0.00 per share in Q3 2024 and $15.4 million, $11.5 million net of tax or $0.32 per share in Q3 2023 related to a comprehensive transformation initiative. Transformation costs related to a comprehensive transformation initiative included $4.5 million of costs to execute the transformation through the use of an external consultant, $10.4 million of severance costs and $0.5 million of lease termination costs in Q3 2023;
(7) Integration costs of $6.1 million, $4.5 million net of tax or $0.12 per share in Q3 2024 related to integrating the MRP acquisition and further aligning processes and technology across the Company;
(8) Kelly size and margin profiles are based on 2023 full year results;
(9) Kelly P&I includes the results of our Mexico operations following the sale of our EMEA staffing operations in January 2024;
(10) Kelly SET revenue, GP rate and Adjusted EBITDA Margin was $1.7B, 25.2% and 6.5%, respectively, including the results of MRP on a proforma basis;
(11) Managed Service Provider ("MSP"); Recruitment Process Outsourcing ("RPO"); Payroll Process Outsourcing ("PPO");
(12) On January 2, 2024, Kelly completed the sale of our EMEA staffing operations. Following the sale, our Mexico operations, which were previously included in our International segment, is now included in our P&I segment, and the International segment no longer exists as a reportable segment.